05/15/2006


                           General Motors Corporation
                          Non-Management Challengers


                                           PROXY STATEMENT

GM is in undisputed decline. Many plans are presented,Few have results. The current GM Board of Directors failed to hold GM management accountable.

The only way for stockholders to make necessary course corrections is to replace the current Directors. Vote for the Renaissance Board that John Lauve has nominated. This will "Return GM to Greatness".


The GM stockholders paid for the mistakes of Mr. Wagoner's Board, by the Loss of Stockholder Value.

1. Dividends cut by 50%
2. Valuable assets were sold, with no stockholder compensation
(GMAC was sold at a value of $24.77 per share).



This statement is made to solicit proxies for non-management
      Challengers to replace the incumbent board).



                                                           TABLE OF CONTENTS



Proxy Statement                                      Cover


The Plan - "Return to Greatness"                    page 1

Annual Meeting                                      page 2

Voting

Contact Information

Item No. 1 Challenger Director Nominees Information

Stock ownership of director nominees

Certain relationships

Item No. 2 - Auditors

Item Nos. 3 thought 8 - Stock Holder Proposals


THE PLAN -- "RETURN TO GREATNESS"

1. Management Shake Up, " Bring in Fresh Vision"
-After 4 Years of Mr. Wagoner and Mr. Lutz , GM now has huge losses

2. Product Improvement
   Eliminate customer dissatisfies (such as inaccurate gas gauges, Dysfunctional cup holders, twisted seat belts, etc.)
   Stop wasting money on low volume cars and improve high volume products
..
3. Saturn Image
-Define as the mileage champion with diesels, E-85 (green gas) & electrics

4.    Standard Parts
                 -Commonize more parts and stop "copycat" cars like the Cadillac CTS and STS, These cars look exactly alike yet, don't even share door handles.

 5.Quality, "Learn from Past Mistakes"
-Do not continue known mistakes from the past (example: pickup tailgate
  Straps, where the replacement part fails too).
-Our Director, John Lauve, championed meaningful Quality Control at
  Cadillac Division.

6. Sales
    GM management lacks real world car sales knowledge and experience. Our Director, Jim Dollinger, is a top Buick salesman and can Institutionalize his insight and knowledge for greater sales.
    Visit his website at Generalwatch.com to view his thoughts about GM

7. Health Care
  Promote a GM Health Care Management system like John Deere and Pfizer. Our Director, Dr. Woodward, will implement system reform as opposed to the recent changes that just "sends the bill to workers".
8. Accounting Accountability and Cost Control
   Implement stringent Activity Based Costing procedures to understand all facets that affect cost.
   Our Director, Mr. Walde is a banker and Director Mr. Parks has extensive knowledge of value analysis and product cost drivers.

ANNUAL MEETING


The meeting site is remote from its Corporate Office in Detroit. This discourages access by having it in Wilmington, Delaware (9:00 a.m. Tuesday, June 6, 2006 per GM notice). Last year, after Web casting the Chairman's opening statement, GM cut off coverage of the "business" items that were the official meeting purpose. Interested people were denied learning important information discussed and not covered by the news. Web casting should be an SEC openness requirement.

                                VOTING

There are three categories of voting

1. Registered Owners- Approximately 20% of stock owners have stock certificates at home or held by the Corporation (Computershare)

2. GM Employee Plans-Approximately 16% of stock.

Note: Salaried employees, who fail to vote, automatically have their stock voted for the Management Directors.
(These two plans vote through Computer share envelopes)

To vote for the challengers, check "withhold" on the Directors.
Then turn over and cross off the three names:
 Wagoner, Hendrix, and Lutz.  Replace with the name
John Lauve, written in black ink in above the crossed out names.

3. Stock Broker Clients
Since the broker technically owns the stock, they must
 be told to vote their proxy to John Lauve.
Note: Client stockholders, who fail to vote, automatically have their stock voted for the Management Directors.
This is a complicated process.
Note: Four of GM's Directors are on the boards of these companies
(Morgan Stanley, Goldman Sachs,Merrill Lynch, and Deutsche Bank).

                      Contact Information

Information will be available on the SEC EDGAR filing system under
 General Motors Corp on the website at:
www.sec.gov/archives/edgar/data

Contacts will be made by person, electronic, or document distribution.

Contact info:          John Lauve
                               200 N. Saginaw
                               Holly,Mi 48442

                              313-492-0579


Item No. 1  Election of Directors

In accordance with GM by-laws, John Lauve has nominated the following Challengers for the Board of Directors.

             Challenger Director Nominees Information

John Chevedden       Age 60    Business Analyst
Education:  University of San Francisco B.S.
                    Pepperdine University MBA
Drives:        Nissan

James Dollinger      Age 47         Automobile Sales Mgr.
                                    Real Estate Broker



Education:  Bucknell University B.S. (Business Administration)
(#1 Buick Retail Salesman in the USA 6 times. Founder of
Generalwatch.com, a website so that owners
 of GM can talk to each other.)
Drives:    Buick Rendezvous

Dean Fitzpatrick         Age 55    Owner of Fritz-Rite
                                                    Machine Products


Education:  Lawrence Tech (Engineering and Industrial Management)
Drives:    Buick Park Avenue (with 200,000 miles) and two Corvettes






Lucy Kessler             Age 57                  Real Estate Broker
                                                    Executive Auto
                                                    Leasing Business
                                             Liberty Race Horse Farm

Education: Mt. Vernon College, Washington D. C.
Drives:  Mercedes Diesel


John Lauve              Age 65                  Real Estate Investor
Education: University of Michigan B.S. (Aerospace Engineering)
                   Viet Nam Army helicopter pilot
                   GM employee (30 yrs) Quality, Sales, and Purchasing Candidate for Governor of Michigan
(Father was Creative Director for GM Styling under Harley Earl.)
Drives:        Chevy S-110 Pickup 100,000 miles)


Louis Lauve III           Age 71      Army Intelligence Analyst

    Education: Georgetown University B.S. Foreign Service,M.A.Soviet Studies
                   Fluent in Russian and German. Two tours in Viet Nam)
Drives: Subaru


Steve Mahac              Age 59                      Owner, Screen Print

Education: Lawrence Tech. B.S. (Mechanical Engineer)
                  23 yrs. Automotive Plant Engineering
Drives:      Mercedes Diesel, Ford F-350 Pickup


Erik Nielsen             Age 60                         Architect

Education: UCLA - BA in Theatre Arts
           Frank Lloyd Wright - Taliesin school

Drives:Volkswagen Beetle, Ferrari


Larry Parks         Age 63                         GM Retiree Mfg. Product

Education: General Motors Institute B.S. (Mechanical Engineering)
(Worked in London, England for GM.  Also worked for Ford. Expert in
Value analysis)
Drives: Chevy Impala

Danny Taylor        Age 52       President, Taylor Industries
                                          Building Contractor
Drives: GMC Sierra Pickup


William Walde      Age 66                 Real Estate Investor

Education: South East University, Washington, DC  BS (Business
Administration)
Drives: Mercedes (S-Class, CLK, SL, E)


William Woodward, M.D.            Age 66           Physician

Education: Princeton BA (Biology)
                  John Hopkins MD
(Former Medical Director, McCormick Corp.  Training instructor at
Medical Advisory System)
Drives:  BMW


                   STOCK OWNERSHIP OF DIRECTOR NOMINEES


Chevedden                     50
Dollinger                      5
Fitzpatrick                    1
Kessler                      200
Lauve, J.                     20
Lauve, L.                     44
Mahac                         10
Nielsen                        1
Parks                        113
Walde                        100



CERTAIN RELATIONSHIPS

John Lauve is cousin to L. Lauve, Walde and Woodward.  He has a
$114,000 GMAC Mortgage


Item No. 2 Auditors -  Vote against Deloitte Touche

Due to accounting problems, multiple re-statements and SEC
Investigations, a NO vote is appropriate.

Delphi also had Deloitte as their auditor before GM separation until Bankruptcy. Delphi has since replaced Deloitte with Ernst and Young.
G. M. Director Laskawy, was employed by Ernst and Young.


Items Nos. 3 through 8 proposals are covered in the stock holder paid proxy book.